Exhibit 99.1

OptimizeRx Appoints Todd Inman as Chief Technology Officer

ROCHESTER, Mich. – March 2, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for pharmaceutical companies, payers, medtech and medical associations, has appointed Todd Inman as chief technology officer.

Inman brings to the position more than 30 years of experience delivering outcomes across the healthcare technology industry. Since joining OptimizeRx in January 2019 as VP of Technology, he has led the company’s technology innovation teams in the U.S., Europe and Israel. Inman has overseen OptimizeRx’s establishment of a state-of-the-art AWS cloud backbone, data and analytics infrastructure, and the recently announced OptimizeRx Innovation Lab. He will continue leading the implementation and development of the company’s newly integrated communications platform.

“Todd’s appointment to this new position reflects our commitment to technology innovation that improves patient-centered care, access and adherence to medications,” said Miriam Paramore, president of OptimizeRx. “Given Todd’s expertise and track record of success, he is uniquely suited to fulfill the role of chief technology officer. He recently led the successful technology integration of our newly acquired companies, and we’re looking forward to many more great things to come.”

Inman commented: “I’m honored to take on this role at OptimizeRx to continue building and growing a world-class platform that creates better communication pathways within the healthcare industry. Leveraging the power of technology to streamline communication among stakeholders in the care journey is critical, and I couldn’t be more excited to contribute to that global effort with the best team in its class.”

Prior to OptimizeRx, Inman has held leadership roles within prominent health technology and information services companies. While leading data solutions at a large publicly traded health IT company, Inman directed the design and implementation of the company’s big data strategy. This resulted in an AWS cloud-based data asset of over 30 billion digital health records for 230 million patients. With this highly secured and compliant health information asset, he led artificial intelligence, machine learning, and business intelligence efforts that resulted in the creation of numerous solutions benefiting providers, payers, and patients.

Inman and other OptimizeRx leaders will be attending HIMSS in Orlando on March 9-13, 2020, to demonstrate the industry-leading technology connecting provider and patient communications from the point-of-care and beyond. To schedule a meeting, please email malejandra@optimizerx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for payers, medtech companies, medical associations and pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070
investors@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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